Exhibit 10.1(15)

Exhibit A

AMENDMENT LETTER

To:	INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, with offices at 18/F, ICBC Tower, Macau Landmark, 555 Avenida da Amizade, Macau as Facility Agent
Attention:	Ms Linda Chan

5 October 2020

Dear Sir or Madam

MGM CHINA HOLDINGS LIMITED (the Company) – HK$3,120,000,000 revolving credit facility agreement dated 26 May 2020 between, among others, the Company and Industrial and Commercial Bank of China (Macau) Limited, as facility agent (the Facility Agent) (the Facility Agreement)

1	INTRODUCTION

We refer to the Facility Agreement.  Terms defined in the Facility Agreement have, unless otherwise defined in this letter, the same meaning when used in this letter.

2	REQUEST FOR AMENDMENT

In light of the pro-longed impact of COVID-19, we request Majority Lenders consent to the amendments to the Facility Agreement that are set out in Schedule 1 (Amendment) to this letter (the Amendments) and that you provide us with the outcome of such consent process no later than 5.00 p.m. Hong Kong time on 30 October 2020. The Amendments will become effective on the date of your countersignature of this letter pursuant to clause 25.1(a) (Procedure) of the Facility Agreement indicating that they have been consented to by the Majority Lenders (such date being the Effective Date).

3	CONSENT FEE

In consideration for its agreement to the Amendments, each Lender that provides written consent (in the form of an email) to the Facility Agent to the Amendments at any time up to and including the point at which Majority Lenders consent to the Amendments is obtained, subject always to such point being not later than 5pm Hong Kong time on 30 October 2020 will, within five business days from the Effective Date, be paid a fee in an amount equal to 0.10 per cent of the aggregate amount of that Lender’s Commitment immediately prior to the Effective Date.

For the avoidance of doubt, any consent received after the Facility Agent has obtained Majority Lenders consent shall not be entitled to any consent fee.

For the purpose of this paragraph 3 (Consent Fee):

(a)

the point at which Majority Lenders consent to the Amendments is obtained means the time on the relevant day at which the Facility Agent receives in its inbox the consent (in the form of an email) from the first Lender whose share in the outstanding Loans (if any) and whose undrawn Commitments, when aggregated with the shares in the outstanding Loans (if any) and the undrawn Commitments of all other Lenders that have previously provided their written consent to the Amendments, results in the Majority Lender threshold being met.

(b)	Any determination of the time at which a Lender’s email consent has been received by the Facility Agent will be based on the time shown on the email that is received by the Facility Agent.

(c)	Any dispute as to the time at which a Lender’s email consent has been received will be determined by the Company in its sole and absolute discretion.
4	MISCELLANEOUS
(a)	This letter is a Finance Document
(b)

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.  Clause 37 (Enforcement) of the Facility Agreement shall apply in respect of any dispute arising out of or in connection with this letter or any non-contractual obligation arising out of or in connection with this letter as if references in clause 37 (Enforcement) of the Facility Agreement to “Finance Document” or “Finance Documents” were references to this letter.

(c)	This letter may be executed in any number of counterparts which when taken together shall be deemed to constitute one and the same letter.

Yours faithfully,

By:

For

MGM CHINA HOLDINGS LIMITED

On counterpart

We confirm pursuant to clause 25.1(a) (Procedure) of the Facility Agreement that the Amendments are agreed to by the Majority Lenders and become effective on the date set out below.

By:

For

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, as Facility Agent (for itself and the other Finance Parties) acting on the instructions of the Majority Lenders

Date: 14 Oct 2020

SCHEDULE 1

AMENDMENT

1.	Leverage Ratio

Clause 17.3 (Leverage Ratio) of the Facility Agreement is to be deleted in its entirety and replaced with the following:

“17.3	Leverage Ratio

The Company must ensure that, on each Accounting Date set out in the column entitled ‘Accounting Date’ in the table below, the Leverage Ratio does not exceed the ratio set out opposite the relevant Accounting Date in the column entitled ‘Leverage Ratio’ (if any) in the table below:

Accounting Date	Leverage Ratio
30 June 2020 / 30 September 2020 / 31 December 2020 / 31 March 2021 / 30 June 2021 / 30 September 2021 / 31 December 2021	Not applicable
Each Accounting Date occurring on and after 31 March 2022	4.50:1.00

2.	Interest Coverage Ratio

Clause 17.4 (Interest Coverage Ratio) of the Facility Agreement is to be deleted in its entirety and replaced with the following:

“17.4	Interest Coverage Ratio

The Company must ensure that on each Accounting Date set out in the column entitled ‘Accounting Date’ in the table below, the Interest Coverage Ratio is not less than the ratio set out opposite the relevant Accounting Date in the column entitled ‘Interest Coverage Ratio’ in the table below:

Accounting Date	Interest Coverage Ratio
30 June 2020 / 30 September 2020 / 31 December 2020 / 31 March 2021 / 30 June 2021 / 30 September 2021 / 31 December 2021	Not applicable
Each Accounting Date occurring on and after 31 March 2022	2.50:1.00

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